                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                                Contact:
---------------------                                Samuel Cypert
                                                     313-792-6646




                        MASCO CORPORATION REPORTS RECORD
                  THIRD QUARTER SALES AND EARNINGS AND UPDATES
                           FULL-YEAR EARNINGS GUIDANCE



         Taylor, Michigan (November 4, 2003) -- Masco Corporation (NYSE:MAS) today reported that net sales for the third quarter ended September 30, 2003, aided by acquisitions, increased 19 percent to a record $2.9 billion, compared with $2.4 billion for the third quarter of 2002. Net income for the quarter increased to $318.8 million compared with $122.8 million for the 2002 third quarter. Earnings per common share increased to $.65 compared with $.24 per common share for the 2002 third quarter. Income from continuing operations for the quarter was $261.5 million compared with $116.7 million in 2002. Earnings from continuing operations increased to a record $.53 per common share compared with $.22 per common share for the 2002 third quarter. Third quarter 2002 results included a charge of $166 million ($.20 per common share, after tax) related to the Company's subsidiary, Behr Process Corporation, class action litigation.

         Third quarter earnings from continuing operations of $.53 per common share included the negative impact of accounting irregularities and impairment charges related to two businesses in the United Kingdom aggregating $.06 per common share, and the exclusion of $.01 per common share related to the third quarter 2003 operating results of businesses divested in the third quarter which are included in income from discontinued operations. These items were offset by an adjustment of the Behr litigation accrual of $.07 per common share. The $.53 per common share is consistent with the Company's previous guidance that earnings would be modestly above a range of $.48-$.51 per common share which included operating results of the divested businesses.

         As previously announced, the Company completed the sale of its Baldwin Hardware, Weiser Lock and Marvel Group businesses in the third quarter of 2003. Under accounting rules, the Company is required to treat these businesses as discontinued operations, accordingly their operating results are retroactively excluded from the Company's consolidated statements of income from continuing operations. Third quarter results include a pre-tax gain from the sale of these businesses, aggregating approximately $91 million ($.11 per common share, after tax) and income from their results of operations of approximately $6 million ($.01 per common share, after tax), both of which are included in discontinued operations.

         Masco Chairman and CEO Richard A. Manoogian commented, "The positive sales and economic trends that we experienced in our businesses in the third quarter of 2003 have continued thus far in the fourth quarter. Assuming that present business conditions continue for the remainder of the current quarter, seasonally one of the year's lowest quarters for Masco, we expect to achieve record sales and earnings in 2003 and we believe that our full-year 2003 earnings from continuing operations should be in the range of $1.68 to $1.70 per common share." This new guidance represents an increase from the Company's previous guidance of $1.68 to $1.72 per common share, when adjusted to exclude the projected operating results of $.04 per common share related to Baldwin, Weiser and Marvel for the entire year which had been included in the previous guidance, and also excludes any possible fourth quarter unusual charges.



         Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products as well as a leading provider of services that include the installation of insulation and other building products.

         A conference call regarding the Company's third quarter 2003 sales and earnings is scheduled for Tuesday, November 4, 2003 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (719) 457-2667 (confirmation #236086). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of all non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #236086) approximately two hours after the end of the call and will continue through November 10, 2003.

         Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or you may visit Masco's website at www.masco.com.





         Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.



                                     # # # #

                           MASCO CORPORATION ANNOUNCES
                        THIRD QUARTER SALES AND EARNINGS



                                Amounts are in thousands, except per share data.


                                                                   Three Months Ended             Nine Months Ended
                                                                      September 30                   September 30
                                                                --------------------------    --------------------------
                                                                   2003           2002           2003           2002
                                                                -----------    -----------    -----------    -----------
Net Sales                                                       $ 2,917,900    $ 2,446,700    $ 8,073,790    $ 6,728,230

Cost Of Sales                                                     2,014,980      1,666,200      5,603,660      4,572,840
                                                                -----------    -----------    -----------    -----------

  Gross Profit                                                      902,920        780,500      2,470,130      2,155,390

Selling, General and Administrative Expenses                        481,150        368,850      1,371,490      1,068,690

(Income) Charge Regarding Litigation Settlement                     (57,600)       166,000        (71,120)       166,000
                                                                -----------    -----------    -----------    -----------

  Operating Profit                                                  479,370        245,650      1,169,760        920,700

Other Income (Expense), Net                                         (60,280)       (76,280)      (150,690)      (210,420)
                                                                -----------    -----------    -----------    -----------

  Income From Continuing Operations Before Income Taxes and
  Minority Interest                                                 419,090        169,370      1,019,070        710,280

Income Taxes                                                        155,200         52,670        363,680        236,120
                                                                -----------    -----------    -----------    -----------


  Income From Continuing Operations Before Minority Interest        263,890        116,700        655,390        474,160

Minority Interest                                                     2,380            ---          8,170            ---
                                                                -----------    -----------    -----------    -----------

  Income From Continuing Operations                                 261,510        116,700        647,220        474,160

Income/Gain From Discontinued Operations, Net Of Income Taxes        57,260          6,100         66,900         13,140

Cumulative Effect Of Accounting Change, Net                             ---            ---            ---        (92,400)
                                                                -----------    -----------    -----------    -----------

  Net Income                                                    $   318,770    $   122,800    $   714,120    $   394,900
                                                                ===========    ===========    ===========    ===========

Earnings Per Common Share (Diluted):

  Income From Continuing Operations                             $      0.53    $      0.22    $      1.30    $      0.93

  Income From Discontinued Operations, Net Of Income Taxes             0.12           0.01           0.13           0.03

  Cumulative Effect Of Accounting Change, Net                             -              -              -          (0.18)
                                                                -----------    -----------    -----------    -----------

  Net Income                                                    $      0.65    $      0.24    $      1.44    $      0.78
                                                                ===========    ===========    ===========    ===========

Average Diluted Common Shares Outstanding                           489,100        521,900        496,300        507,500
                                                                ===========    ===========    ===========    ===========


                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS


The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. See the attached tables for supplemental financial data and the corresponding reconciliations to GAAP financial measures for the three months ended September 30, 2003 and September 30, 2002, as well as for the year 2002. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.


THIRD QUARTER 2003

o Net sales, aided by acquisitions, were a record $2.9 billion, increasing 19 percent over 2002 third quarter sales, with North American sales increasing 16 percent and International sales increasing 36 percent. Stronger sales to retail customers, sales of acquired companies (particularly Service Partners in our Installation Group and Hansgrohe AG in our International Plumbing Products Group) and the favorable impact of foreign currencies contributed to the sales growth in the third quarter.

o Excluding acquisitions and divestitures, third quarter 2003 net sales increased 10 percent compared with third quarter 2002 sales; North American net sales increased 10 percent and International sales increased 11 percent. In local currencies, International sales, excluding acquisitions and divestitures, were flat compared with the third quarter of 2002.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2003 (CONTINUED)


o The Company reported net income of $318.8 million or $.65 per common share. Included in the $.65 per common share is $.12 per common share related to discontinued operations, reflecting $.01 per common share related to the third quarter 2003 operating results of the businesses divested in the quarter and a gain of $.11 per common share from such divestitures.

o The Company reported income from continuing operations of $261.5 million or $.53 per common share. The $.53 per common share included the negative impact of accounting irregularities and impairment charges related to two businesses in the United Kingdom aggregating $.06 per common share, and the exclusion of $.01 per common share related to the third quarter 2003 operating results of businesses divested in the third quarter which are included in income from discontinued operations. These items were offset by an adjustment of the Behr litigation accrual of $.07 per common share. The $.53 per common share is consistent with the Company's previous guidance that earnings would be modestly above a range of $.48-$.51 per common share which included the operating results of the divested businesses.

o In the second quarter of 2003, the Company recorded a non-cash, pre-tax charge which reduced operating profit by approximately $23 million ($.03 per common share, after tax) with respect to a United Kingdom business unit in the Decorative Architectural Products segment. The Company's recently completed review determined that an additional $12 million ($.02 per common share, after tax) of charges related to 2002, resulting from accounting irregularities, should be recorded in the third quarter of 2003. In addition, the review disclosed that first half 2003 results were overstated by approximately $3 million. These overstatements were corrected in the third quarter of 2003. This analysis concluded that the previously disclosed business system implementation failure allowed former management to circumvent internal controls and artificially inflate the unit's operating profit. The Company also determined that goodwill related to this business unit was impaired and recorded a pre-tax charge of $5 million ($.01 per common share, after tax). As previously noted, the Company replaced management personnel at the business unit and has implemented corrective action to prevent this situation from occurring at the unit in the future.

     In addition, the Company completed a review of the business plan for the business unit with the new management team and has determined that the plan, relative to certain product offerings and customer focus, should be changed. This revision in operating strategy resulted in third quarter 2003 charges aggregating approximately $15 million ($.02 per common share, after tax) related to impairment of inventories and receivables.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS


THIRD QUARTER 2003 (CONTINUED)


     In the third quarter of 2003, the Company also detected that an employee at a United Kingdom business unit in the Plumbing Products segment had circumvented internal controls and overstated operating results by approximately $4 million ($.01 per common share, after tax) in 2002 and by approximately $3 million in the first half of 2003. These overstatements were corrected in the third quarter of 2003. The Company made the appropriate personnel change and is continuing to review the operation and its internal controls to determine if any additional changes are required. Upon completion of the review, the Company will determine if any impairment of assets exist, including goodwill (approximately $28 million at September 30, 2003).

o The Company is implementing changes to its operational and financial structure in Europe which include: reorganizing its European business operations into product groups; the addition of group operating and financial personnel; training and evaluation related to internal controls; and the expansion of both external and internal audit involvement.

o During the quarter, the Company completed the sale of its Baldwin Hardware and Weiser Lock businesses to The Black & Decker Corporation. Baldwin and Weiser had combined 2002 net sales of approximately $250 million. In a separate transaction, the Company also completed the sale of its Marvel Group. Total proceeds from the sale of these companies were $289 million, including cash of $284 million and notes receivable of $5 million. The Company realized a pre-tax net gain of $90.5 million ($.11 per common share, after tax) from the sale of these businesses. Under accounting rules, the Company is required to account for these businesses as discontinued operations; accordingly, their historic operating results (and the net gain from the sale of these businesses) are retroactively excluded from the Company's continuing operations.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2003 (CONTINUED)

o In the third quarter of 2003, the Company recorded income of $57.6 million ($.07 per common share, after tax) related to an adjustment of the Behr litigation accrual. The filing deadline for claims related to the National Settlement was September 2, 2003, and the Company received a fraction (3,700) of the previously projected claims (180,000) and currently estimates the cost of such claims to approximate $8 million compared with the $66 million originally recorded by the Company in the third quarter of 2002.

o Key retailer sales (excluding discontinued operations) in the third quarter of 2003 increased eight percent, compared with a seven percent increase in the second quarter of 2003 and a five percent increase in the 2003 first quarter. Combined sales to Home Depot, Lowe's and Wal-Mart also increased by approximately eight percent in the 2003 third quarter compared with the six percent increase in the second quarter of 2003 and a four percent increase in the first quarter of 2003.

o Sales by segment in the 2003 third quarter versus the 2002 third quarter were:

     -    Cabinets and Related Products sales were up nine percent;

     -    Plumbing Products sales were up 28 percent;

     -    Installation and Other Services sales were up 31 percent;

     -    Decorative Architectural Products sales were up 17 percent; and

     -    Other Specialty Products sales were up 13 percent.

Particularly strong sales in the quarter included assembled cabinets, installed sales of non-insulation products, paints and stains, and vinyl windows.

o    Gross margins were 30.9 percent in the 2003 third quarter compared with
     31.9 percent in 2002.

o Operating profit margins increased to 16.4 percent compared with 10.0 percent in the third quarter of 2002.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS


THIRD QUARTER 2003 (CONTINUED)

o Operating profit margins for the third quarter of 2003 include the effect of the previously discussed charges related to certain United Kingdom business units of $42 million, which are more than offset by the Behr litigation accrual adjustment of $57.6 million. Operating profit margins for the third quarter of 2002 included a Behr litigation charge of $166 million. Operating profit margins excluding these items would have been
     15.9 percent and 16.8 percent for the third quarter of 2003 and 2002, respectively.

o Third quarter 2003 gross margins and operating margins continue to be adversely affected by:

     -    Increased energy, insurance and pension costs;
     -    Higher promotion and display costs;
     - Stronger foreign currencies resulting in increased International sales which have lower margins;
     - Product mix and relatively higher sales in product segments with somewhat lower margins; and
     -    Recently acquired companies with lower operating margins.

o SG&A expense as a percent of sales was 16.5 percent compared with 15.1 percent in the 2002 third quarter, reflecting increased promotion and selling expenses and adjustments related to the United Kingdom operations previously discussed.

o General corporate expense was 1.0 percent of sales in the third quarter of both 2003 and 2002.

o Inventory days were 49 days at September 30, 2003 compared with 58 days at September 30, 2002.

o Accounts receivable days at the end of the third quarter were 53 days compared with 57 days a year ago.

o Accounts payable days at the end of the third quarter improved to 38 days from 32 days a year ago, as we continue to negotiate more favorable supplier terms.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS



THIRD QUARTER 2003 (CONTINUED)

o Working capital at September 30, 2003 (defined as accounts receivable and inventories less accounts payable) improved to 20.5 percent of the last twelve months of sales from 24.5 percent a year earlier.

o For the twelve months ended September 30, 2003, operating profit return on net operating assets (as reconciled) declined to 16.0 percent compared with 16.3 percent for the comparable period through September 30, 2002, reflecting acquisitions in the second half of 2002.

o For the twelve months ended September 30, 2003, after tax return on invested capital (as reconciled) increased to 10.7 percent compared with
     10.3 percent for the comparable period through September 30, 2002.

o The Company's tax rate for continuing operations was 37.0 percent in the third quarter of 2003 compared with 31.1 percent for the comparable period of the prior year. Excluding the charge for litigation settlement, the Company's 2002 third quarter tax rate was 34.1 percent. The rate increase reflects an increase in the proportion of domestic income (which is taxed at a higher effective tax rate than foreign income) as a result of the impact of recent acquisitions and charges related to the United Kingdom operations mentioned previously. The Company anticipates that its tax rate for the full year 2003 will approximate 36 percent. Based on current estimates, the Company expects its effective tax rate for 2004 will approximate 35 percent.

o At the end of the quarter, the Company had a strong balance sheet, with cash and marketable securities in excess of $1.2 billion and $2 billion in unused bank lines.

o    During the third quarter of 2003, the Company retired approximately
     $300 million of its outstanding debt. Debt as a percent of total capitalization was 45 percent at September 30, 2003 and 47 percent at both June 30, 2003 and March 31, 2003. The Company has retired an additional $100 million of its debt thus far in the fourth quarter of 2003.

o The Company repurchased approximately 5 million common shares during the third quarter of 2003. Through September 30, approximately 28 million common shares have been repurchased in 2003, including approximately 2 million common shares for long-term incentive compensation plans. The Company currently has approximately 22 million common shares remaining under its share repurchase authorization.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

THIRD QUARTER 2003 (CONCLUDED)

o The Company increased the quarterly dividend for the 2003 fourth quarter by 14 percent (a larger percentage increase than in recent years) from $.14 to $.16 per common share. The new quarterly dividend reflects the Company's favorable long-term outlook, strong balance sheet and cash flow and recent tax law changes, and makes this the 45th consecutive year in which dividends have been increased.

o As previously announced, beginning January 1, 2003, the Company began expensing stock options on a prospective basis.

o The weighted average diluted common shares outstanding for the quarter were 489.1 million (498.5 million for the quarter ended June 30, 2003 and 519.6 million for the quarter ended March 31, 2003). Average diluted common shares outstanding at the end of the quarter, taking into account the reduction for shares repurchased and not included as a reduction in the quarter, would have been approximately 486 million. Contingently issuable common shares, related to share price guarantees, utilized in the calculation of earnings per common share in the third quarter were based on a quarter-end average share price of $24.51. Such contingently issuable common shares declined from 7.8 million shares at June 30, 2003 to 5.6 million common shares at September 30, 2003.

o Yesterday the Company announced that its Board of Directors has appointed two new Directors:

     Professor David L. Johnston, 62, has served as President and Vice Chancellor of the University of Waterloo in Ontario, Canada since July 1, 1999. A specialist in securities regulation, corporation and information technology law, Professor Johnston has authored numerous books, holds an A.B. from Harvard University, an L.L.B. from Cambridge University and an L.L.B. from Queen's University, as well as honorary doctorates from twelve universities.

     J. Michael Losh, 57, formerly served as Executive Vice President and Chief Financial Officer of General Motors from July 1994 through August 2000 and as chairman of GMAC, General Motor's financial services group, from July 1994 until April 1999.

     Additional information is available on the Company's website.

FULL-YEAR OUTLOOK

o If present sales and economic trends continue, the Company believes that it will achieve record sales and earnings for 2003. The Company expects that full-year 2003 earnings from continuing operations should be in the range of $1.68 to $1.70 per common share, excluding any possible unusual fourth quarter items. This new guidance represents an increase from the Company's previous guidance of $1.68 to $1.72 per common share when adjusted to exclude the projected operating results of $.04 per common share related to the Company's discontinued operations (Baldwin, Weiser and Marvel) for the entire year which had been included in the previous guidance.

o The Company estimates that fourth quarter earnings per common share will be in the range of $.38-$.40 per common share, excluding any possible unusual items.

Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                      MASCO CORPORATION - 3RD QUARTER 2003


  Page
  ----

   1        Condensed Statement of Income - 2003 & 2002 Quarters

   2        Sales by Segment and Geographic Area - 3rd Quarter 2003 & 2002

   3        2003 Quarterly Segment Data

   4        2002 Quarterly Segment Data

   5        Other Income (Expense), Net

   6        Condensed Statement of Income - Three Months Ended September 30,
            2003 & 2002

   7        Condensed Statement of Income - Nine Months Ended September 30,
            2003 & 2002

   8        Condensed Consolidated Balance Sheet

            GAAP Reconciliations:

   9          Sales Growth Excluding Acquisitions, Divestitures & International
              Currency

   10         Operating Profit, Net Income and E.P.S. for the Year Ended
              December 31, 2002

   11         Net Operating Profit and Shareholders' Equity

   12         Operating Profit and Margins as Reconciled

   13       Discontinued Operations Selected Financial Information

                                MASCO CORPORATION
                          CONDENSED STATEMENT OF INCOME
                           2003 AND 2002 - BY QUARTER
                      RESTATED FOR DISCONTINUED OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                    2003                                            2002
                                     ----------------------------------  ----------------------------------------------------------
                                       QTR. 3      QTR. 2      QTR. 1       YEAR       QTR. 4      QTR. 3      QTR. 2      QTR. 1
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net  Sales:
   - North America                   $2,369,130  $2,197,380  $1,927,070  $7,686,170  $2,007,940  $2,042,700  $1,903,970  $1,731,560
   - International                      548,770     526,140     505,300   1,462,700     412,700     404,000     341,000     305,000
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

   - Consolidated                     2,917,900   2,723,520   2,432,370   9,148,870   2,420,640   2,446,700   2,244,970   2,036,560

Cost of Sales                         2,014,980   1,887,900   1,700,780   6,257,680   1,684,840   1,666,200   1,500,130   1,406,510
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------

Gross Profit                            902,920     835,620     731,590   2,891,190     735,800     780,500     744,840     630,050
     (Gross Margin)                        30.9%       30.7%       30.1%       31.6%       30.4%       31.9%       33.2%       30.9%

S,G&A Expense (before GCE &
  Benefit (Income) Expense)             453,150     428,250     389,090   1,360,420     364,730     343,850     333,230     318,610
     (S,G&A Expense as a % of Sales)       15.5%       15.7%       16.0%       14.9%       15.1%       14.1%       14.8%       15.6%

Operating Profit (before GCE,
  Litigation (Income) Charge
  & Benefit (Income) Expense)           449,770     407,370     342,500   1,530,770     371,070     436,650     411,610     311,440
     (Operating Margin)                    15.4%       15.0%       14.1%       16.7%       15.3%       17.8%       18.3%       15.3%
   - North America                      430,270     373,480     275,680   1,331,770     312,570     380,450     365,210     273,540
     (Margin)                              18.2%       17.0%       14.3%       17.3%       15.6%       18.6%       19.2%       15.8%
   - International                       19,500      33,890      66,820     199,000      58,500      56,200      46,400      37,900
     (Margin)                               3.6%        6.4%       13.2%       13.6%       14.2%       13.9%       13.6%       12.4%

General Corporate Expense (GCE)          28,000      29,000      28,000      98,000      25,000      25,000      24,000      24,000

S,G&A  Expense as a % of Sales
  (including GCE and Benefit
    (Income) Expense)                      16.5%       16.6%       18.0%       15.9%       16.1%       15.1%       15.9%       16.8%

(Income) Charge Regarding Litigation
  Settlement, Net                       (57,600)          -     (13,520)    146,800     (19,200)    166,000           -           -

Accelerated Benefit (Income) Expense          -      (5,000)     21,000           -           -           -           -           -

Reversal of Charge for the Planned
  Disposition of a Business                   -           -           -     (15,630)    (15,630)          -           -           -

                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Operating Profit per F/S             $  479,370  $  383,370  $  307,020  $1,301,600  $  380,900  $  245,650  $  387,610  $  287,440
                                     ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========

Earnings per Common Share (Diluted):

   Income From Continuing Operations $     0.53  $     0.45  $     0.31  $     1.29  $     0.36  $     0.22  $     0.42  $     0.31

   Income From Discontinued
     Operations, Net                       0.12        0.01        0.01        0.04        0.01        0.01        0.01           -

   Cumulative Effect of Accounting
     Change, Net                              -           -           -       (0.18)          -           -           -       (0.19)

                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
   Net Income                        $     0.65  $     0.46  $     0.32  $     1.15  $     0.37  $     0.24  $     0.43  $     0.12
                                     ==========  ==========  ==========  ==========  ==========  ==========  ==========  ==========



NOTES:

- Operating results reflect charges of $35 million ($.05 per common share, after tax) and $23 million ($.03 per common share, after tax) in the third quarter and second quarter of 2003, respectively, for a business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a business unit in the Plumbing Products segment.
- Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.
- Income from discontinued operations in the third quarter of 2003 includes an after-tax net gain from the sale of Baldwin, Weiser and Marvel totaling $53.1 million ($.11 per common share).
- Data for 2002 exclude a first quarter, non-cash goodwill accounting change charge effective January 1, 2002 of $.19 per common share. In addition, per common share amounts for the four quarters do not total to the per common share amount for the year due to the timing of capital stock transactions and the effect of contingently issuable shares.
- Earnings per common share in the third quarter of 2002 include a $.20 charge for a litigation settlement.
- Earnings in the fourth quarter of 2002 include approximately $35 million of income related to insurance proceeds and the reversal of a charge related to the planned disposition of a business and approximately $36 million of charges related to non-operating asset impairments and realized losses on marketable securities.
- Excluding the effect of unusual items (principally the Behr litigation settlement charge, net and a non-cash accounting change charge related to goodwill impairment), net income for the year 2002 was $780 million or $1.52 per common share (see page 10 for the GAAP reconciliation).

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                             3RD QUARTER 2003 & 2002
                                  (IN MILLIONS)




                                                                3rd Quarter                   3rd Qtr '03
                                                         ---------------------------              vs.
                                                           2003             2002              3rd Qtr '02
                                                         ----------       ----------       -------------------
Cabinets & Related Products                              $      802       $      738         +             9%

Plumbing Products                                               683              535         +            28%

Installation & Other Services                                   642              489         +            31%

Decorative Architectural Products                               441              376         +            17%

Other Specialty Products                                        350              309         +            13%

                                                         ----------       ----------
     Total                                               $    2,918       $    2,447         +            19%
                                                         ==========       ==========


North America                                            $    2,369       $    2,043         +            16%

International, principally Europe                               549              404         +            36%

                                                         ----------       ----------
     Total, as above                                     $    2,918       $    2,447         +            19%
                                                         ==========       ==========


NOTES:

- 2002 net sales have been restated to exclude operations which were sold and treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."
- Excluding acquisitions and divestitures, consolidated net sales increased ten percent, North American net sales increased ten percent and International net sales increased eleven percent. International sales in local currencies were flat compared with the third quarter of 2002 (see page 9 for the GAAP reconciliation).

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2003
                                  (IN MILLIONS)



                                                             Year       Qtr. 4      Qtr. 3        Qtr. 2       Qtr. 1
                                                          ---------    --------   ----------    ----------    ---------
Net Sales:
   - Cabinets and Related Products                                                $      802    $      743    $     699
   - Plumbing Products                                                                   683           666          613
   - Installation and Other Services                                                     642           585          542
   - Decorative Architectural Products                                                   441           413          301
   - Other Specialty Products                                                            350           317          277
                                                          ---------    --------   ----------    ----------    ---------
   - TOTAL                                                                             2,918         2,724        2,432
                                                          =========    ========   ==========    ==========    =========

   - North America                                                                     2,369         2,198        1,927
   - International, principally Europe                                                   549           526          505
                                                          ---------    --------   ----------    ----------    ---------
   - TOTAL, AS ABOVE                                                                   2,918         2,724        2,432
                                                          =========    ========   ==========    ==========    =========

Operating Profit:
   - Cabinets and Related Products                                                       122           113           84
   - Plumbing Products                                                                    95            93           84
   - Installation and Other Services                                                     110            88           77
   - Decorative Architectural Products                                                    53            57           55
   - Other Specialty Products                                                             70            56           43
                                                          ---------    --------   ----------    ----------    ---------
   - TOTAL                                                                               450           407          343
                                                          =========    ========   ==========    ==========    =========

   - North America                                                                       431           373          276
   - International, principally Europe                                                    19            34           67
                                                          ---------    --------   ----------    ----------    ---------
   - TOTAL, AS ABOVE                                                                     450           407          343
                                                          =========    ========   ==========    ==========    =========

General Corporate Expense (GCE)                                                           28            29           28

(Income) Related to Litigation Settlement, Net                                           (58)            -          (13)

Accelerated Benefit (Income) Expense                                                       -            (5)          21

                                                          ---------    --------   ----------    ----------    ---------
Operating Profit (after GCE and Adjustments)                                             480           383          307

Other Income (Expense), Net                                                              (60)          (35)         (56)

                                                          ---------    --------   ----------    ----------    ---------
Income from Continuing Operations Before
  Income Taxes and Minority Interest                                              $      420    $      348    $     251
                                                          =========    ========   ==========    ==========    =========

Margins:
   - Cabinets and Related Products                                                      15.2%         15.2%        12.0%
   - Plumbing Products                                                                  13.9%         14.0%        13.7%
   - Installation and Other Services                                                    17.1%         15.0%        14.2%
   - Decorative Architectural Products                                                  12.0%         13.8%        18.3%
   - Other Specialty Products                                                           20.0%         17.7%        15.5%
   - TOTAL                                                                              15.4%         14.9%        14.1%

   - North America                                                                      18.2%         17.0%        14.3%
   - International, principally Europe                                                   3.5%          6.5%        13.3%
   - TOTAL, AS ABOVE                                                                    15.4%         14.9%        14.1%


NOTES:

-    Data for all quarters of 2003 exclude discontinued operations.
- Operating results reflect charges of $35 million ($.05 per common share, after tax) and $23 million ($.03 per common share, after tax) in the third quarter and second quarter of 2003, respectively, for a business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a business unit in the Plumbing Products segment.
- Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2002
                                  (IN MILLIONS)


                                                          Year       Qtr. 4      Qtr. 3      Qtr. 2      Qtr. 1
                                                         -------     -------     -------     -------     -------
Net Sales:
   - Cabinets and Related Products                       $ 2,798     $   722     $   738     $   682     $   656
   - Plumbing Products                                     2,031         523         535         509         464
   - Installation and Other Services                       1,845         568         489         398         390
   - Decorative Architectural Products                     1,358         302         376         378         302
   - Other Specialty Products                              1,117         306         309         278         224
                                                         -------     -------     -------     -------     -------
   - TOTAL                                                 9,149       2,421       2,447       2,245       2,036
                                                         =======     =======     =======     =======     =======

   - North America                                         7,686       2,008       2,043       1,904       1,731
   - International, principally Europe                     1,463         413         404         341         305
                                                         -------     -------     -------     -------     -------
   - TOTAL, AS ABOVE                                       9,149       2,421       2,447       2,245       2,036
                                                         =======     =======     =======     =======     =======

Operating Profit:
   - Cabinets and Related Products                           379          98         114         100          67
   - Plumbing Products                                       334          92          83          87          72
   - Installation and Other Services                         304          87          82          71          64
   - Decorative Architectural Products                       311          55          88          99          69
   - Other Specialty Products                                218          55          69          55          39
                                                         -------     -------     -------     -------     -------
   - TOTAL                                                 1,546         387         436         412         311
                                                         =======     =======     =======     =======     =======

   - North America                                         1,347         328         380         366         273
   - International, principally Europe                       199          59          56          46          38
                                                         -------     -------     -------     -------     -------
   - TOTAL, AS ABOVE                                       1,546         387         436         412         311
                                                         =======     =======     =======     =======     =======

General Corporate Expense (GCE)                               98          25          25          24          24

(Income) Expense Related to Litigation Settlement, Net       147         (19)        166           -           -

     Operating Profit (after GCE and Litigation
                                                         -------     -------     -------     -------     -------
     (Income) Expense)                                     1,301         381         245         388         287

Other Income (Expense), Net                                 (300)        (90)        (76)        (71)        (63)

                                                         -------     -------     -------     -------     -------
     Income from Continuing Operations Before
       Income Taxes and Cumulative Accounting
       Change, Net                                       $ 1,001     $   291     $   169     $   317     $   224
                                                         =======     =======     =======     =======     =======

Margins:
- Cabinets and Related Products                             13.5%       13.6%       15.4%       14.7%       10.2%
- Plumbing Products                                         16.4%       17.6%       15.5%       17.1%       15.5%
- Installation and Other Services                           16.5%       15.3%       16.8%       17.8%       16.4%
- Decorative Architectural Products                         22.9%       18.2%       23.4%       26.2%       22.8%
- Other Specialty Products                                  19.5%       18.0%       22.3%       19.8%       17.4%
- TOTAL                                                     16.9%       16.0%       17.8%       18.4%       15.3%

- North America                                             17.5%       16.3%       18.6%       19.2%       15.8%
- International, principally Europe                         13.6%       14.3%       13.9%       13.5%       12.5%
- TOTAL, AS ABOVE                                           16.9%       16.0%       17.8%       18.4%       15.3%





NOTES:

-    Data for 2002 exclude discontinued operations.
- Operating profit margins above are before general corporate expense and a charge (income) for litigation settlement, net, which relates to the Decorative Architectural Products segment.
- Included in operating profit of the Plumbing Products segment for the fourth quarter and year is $15.6 million of income related to the reversal of a charge for the planned disposition of a business.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                             2003 AND 2002 QUARTERS
                                  (IN MILLIONS)




                                                        2003                                             2002
                                    ---------------------------------------------  -------------------------------------------------
                                      YEAR   QTR. 4   QTR. 3     QTR. 2   QTR. 1      YEAR     QTR. 4    QTR. 3    QTR. 2    QTR. 1
                                    -------- ------ --------- --------- ---------  --------- --------- --------- --------- ---------
Interest Expense                                     $ (66.8)  $ (67.4)  $ (67.6)   $(237.0)  $ (66.6)  $ (61.1)  $ (54.2)  $ (55.1)

Equity Earnings, Net                                       -         -       0.5       14.3       1.3       5.7       5.4       1.9

Income from Cash and Cash
  Investments                                            1.8       2.4       2.5        7.8       3.9       2.1       1.1       0.7

Other Interest Income                                    2.1       1.1       1.8        6.0       2.7       1.8       0.6       0.9

Income (Loss) from Financial
  Investments                                           18.9      19.1      13.5      (35.5)     (4.1)     (8.4)    (15.4)     (7.6)

Loss on Early Retirement of Debt                        (2.7)        -         -          -         -         -         -         -

Gain from Sale of Equity
  Investment                                               -       4.8         -          -         -         -         -         -

Impairment Charge for Long-Term
  Investments                                           (9.3)        -         -      (24.0)    (24.0)        -         -         -

Other, Net                                              (4.3)      5.4      (6.5)     (31.7)     (2.9)    (16.4)     (8.4)     (4.0)

                                    -------- ------ --------- --------- ---------  --------- --------- --------- --------- ---------
Total Other Income (Expense), Net                    $ (60.3)  $ (34.6)  $ (55.8)   $(300.1)  $ (89.7)  $ (76.3)  $ (70.9)  $ (63.2)
                                    ======== ====== ========= ========= =========  ========= ========= ========= ========= =========


NOTES:

-    Data for all quarters above exclude discontinued operations.

- Income (loss) from Financial Investments includes $7.1 million of net realized gains related to the sale of marketable securities for the three months ended September 30, 2003.

                                MASCO CORPORATION
                          CONDENSED STATEMENT OF INCOME
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                                       As a Percent of Sales
                                                                   Three Months Ended September 30  Three Months Ended September 30
                                                             %     -------------------------------  -------------------------------
Line                                                       Change       2003             2002           2003               2002
----                                                       ------  --------------     ------------  ------------       ------------
  1   Net Sales                                              19%   $    2,917,900     $  2,446,700         100.0%             100.0%

  2   Cost of Sales                                          21%        2,014,980        1,666,200          69.1%              68.1%

                                                                   --------------     ------------  ------------       ------------
  3   Gross Profit                                           16%          902,920          780,500          30.9%              31.9%
                                                                   --------------     ------------  ------------       ------------

      Operating Profit (A):

  4    - Before GCE and Litigation (Income) Charge (3-7)      3%          449,770          436,650          15.4%              17.8%

  5    - After GCE and Litigation (Income) Charge (3-8-9)    95%          479,370          245,650          16.4%              10.0%

      S,G&A Expense:

  6    - General Corporate Expense (GCE)                     12%           28,000           25,000           1.0%               1.0%

  7    - All Other                                           32%          453,150          343,850          15.5%              14.1%

                                                                   --------------     ------------  ------------       ------------
  8    - Total S,G&A Expense                                 30%          481,150          368,850          16.5%              15.1%
                                                                   --------------     ------------  ------------       ------------

  9   (Income) Charge for Litigation Settlement (B)                       (57,600)         166,000          -2.0%               6.8%

 10   Other Income (Expense), Net                           -21%          (60,280)         (76,280)         -2.1%              -3.1%

 11   Income from Continuing Operations Before Income
        Taxes and Minority Interest (5+10)                  147%          419,090          169,370          14.4%               6.9%

 12   Income Taxes                                          195%          155,200           52,670           5.3%               2.2%
        (Tax Rate)                                                           37.0%            31.1%
                                                                   --------------     ------------  ------------       ------------

 13   Income from Continuing Operations Before Minority
        Interest                                            126%          263,890          116,700           9.0%               4.8%

 14   Minority Interest (C)                                                (2,380)                          -0.1%                 -

                                                                   --------------     ------------  ------------       ------------
 15   Income from Continuing Operations                     124%          261,510          116,700           9.0%               4.8%

 16   Income from Discontinued Operations, Net of Income
        Taxes                                               839%           57,260            6,100           2.0%               0.2%

                                                                   --------------     ------------  ------------       ------------
      Net Income                                            160%   $      318,770     $    122,800          10.9%               5.0%
                                                                   ==============     ============  ============       ============

      Earnings Per Common Share (Diluted):

         Income from Continuing Operations                         $         0.53     $       0.22

         Income from Discontinued Operations, Net of
           Income Taxes                                            $         0.12     $       0.01

                                                                   --------------     ------------
         Net Income                                         177%   $         0.65     $       0.24
                                                                   ==============     ============

      Average (Diluted) Common Shares                        -6%          489,100          521,900



NOTES:

Data for 2002 exclude discontinued operations.
(A) Operating results reflect charges of $35 million ($.05 per common share, after tax) in the third quarter of 2003, for a business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a business unit in the Plumbing Products segment.
(B) In the third quarter of 2003, the Company recorded litigation income related to the Company's subsidiary, Behr Process Corporation, in the Decorative Architectural Products segment.
(C) The Company owns 64% of Hansgrohe AG; this line is the reduction of income to reflect the minority interest.

                                MASCO CORPORATION
                          CONDENSED STATEMENT OF INCOME
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                                         As a Percent of Sales
                                                                   Nine Months Ended September 30   Nine Months Ended September 30
                                                            %      ------------------------------   ------------------------------
Line                                                      Change       2003              2002          2003               2002
----                                                      ------   ------------      ------------   ----------        ------------
  1   Net Sales                                             20%    $  8,073,790      $  6,728,230        100.0%              100.0%

  2   Cost of Sales                                         23%       5,603,660         4,572,840         69.4%               68.0%

                                                                   ------------      ------------   ----------        ------------
  3   Gross Profit                                          15%       2,470,130         2,155,390         30.6%               32.0%
                                                                   ------------      ------------   ----------        ------------

      Operating Profit (A):

  4    - Before GCE, Benefit Expense, Net and Litigation
          (Income) Charge (3-8)                              3%       1,199,640         1,159,700         14.9%               17.2%

  5    - After GCE, Benefit Expense, Net and Litigation
          (Income) Charge (3-9-10)                          27%       1,169,760           920,700         14.5%               13.7%

      S,G&A Expense:

  6    - General Corporate Expense (GCE)                    16%          85,000            73,000          1.1%                1.1%

  7    - Accelerated Benefit Expense, Net (D)                            16,000                 -          0.2%                0.0%

  8    - All Other                                          28%       1,270,490           995,690         15.7%               14.8%

                                                                   ------------      ------------   ----------        ------------
  9    - Total S,G&A Expense                                28%       1,371,490         1,068,690         17.0%               15.9%
                                                                   ------------      ------------   ----------        ------------

 10   (Income) Charge for Litigation Settlement (B)                     (71,120)          166,000         -0.9%                2.5%

 11   Other Income (Expense), Net                          -28%        (150,690)         (210,420)        -1.9%               -3.1%

 12   Income from Continuing Operations Before Income
        Taxes, Minority Interest and Cumulative Effect
        of Accounting Change, Net (5+11)                    43%       1,019,070           710,280         12.6%               10.6%

 13   Income Taxes                                          54%         363,680           236,120          4.5%                3.5%
        (Tax Rate)                                                         35.7%             33.2%
                                                                   ------------      ------------   ----------        ------------

 14   Income from Continuing Operations Before
        Minority Interest and Cumulative Effect
        of Accounting Change, Net                           38%         655,390           474,160          8.1%                7.0%

 15   Minority Interest (C)                                              (8,170)                -         -0.1%                  -

                                                                   ------------      ------------   ----------        ------------
 16   Income from Continuing Operations                     36%         647,220           474,160          8.0%                7.0%

 17   Income from Discontinued Operations, Net of
        Income Taxes                                       409%          66,900            13,140          0.8%                0.2%

 18   Cumulative Effect of Accounting Change, Net         -100%               -           (92,400)           -                -1.4%

                                                                   ------------      ------------   ----------        ------------
      Net Income                                            81%    $    714,120      $    394,900          8.8%                5.9%
                                                                   ============      ============   ==========        ============

      Earnings Per Common Share (Diluted):

        Income from Continuing Operations                          $       1.30      $       0.93

        Income from Discontinued Operations, Net of
          Income Taxes                                             $       0.13      $       0.03

        Cumulative Effect of Accounting Change, Net                $          -      $      (0.18)

                                                                   ------------      ------------
        Net Income                                          85%    $       1.44      $       0.78
                                                                   ============      ============

      Average (Diluted) Common Shares                       -2%         496,300           507,500



NOTES:

Data for 2002 exclude discontinued operations.
(A) Operating results reflect charges of $35 million ($.05 per common share, after tax) and $23 million ($.03 per common share, after tax) in the third quarter and second quarter of 2003, respectively, for a business unit in the Decorative Architectural Products segment; and $7 million ($.01 per common share, after tax) in the third quarter of 2003 for a business unit in the Plumbing Products segment.
(B) The first nine months of 2003 includes $71.1 million of income related to the litigation settlement regarding the Company's subsidiary, Behr Process Corporation, in the Decorative Architectural Products segment.
(C) The Company owns 64% of Hansgrohe AG; this line is the reduction of income to reflect the minority interest.
(D) Due to the unexpected passing of the Company's President and Chief Operating Officer, certain benefits were accelerated and expensed in the first quarter of 2003. A portion of the benefit liability (related to an investment in the Company's common stock) fluctuated based on the market price of Company common stock. In the second quarter of 2003, the Company recognized income relating to this liability as the obligation was marked to market, based on the Company's stock price. The liability was satisfied in the third quarter of 2003 with no impact on earnings.

                                MASCO CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)




                                                September 30     December 31      September 30
ASSETS                                             2003             2002             2002
                                                -----------      -----------      -----------
Current  Assets:

  Cash and Cash Investments                     $   907,710      $ 1,066,570      $   600,090

  Receivables                                     1,830,360        1,546,360        1,715,130

  Inventories                                     1,025,900        1,055,620          994,580

  Prepaid Expenses and Other                        262,750          281,220          187,770

                                                -----------      -----------      -----------
    Total Current Assets                          4,026,720        3,949,770        3,497,570

Equity Investments                                        -           67,810           95,810

Property and Equipment, Net                       2,295,120        2,315,060        2,120,600

Goodwill, Net                                     4,505,280        4,297,150        4,138,240

Other Intangible Assets, Net                        348,310          353,870          354,830

Other Noncurrent Assets                           1,025,150        1,066,770        1,226,940

                                                -----------      -----------      -----------
    Total Assets                                $12,200,580      $12,050,430      $11,433,990
                                                ===========      ===========      ===========


LIABILITIES

Current Liabilities:

  Notes Payable                                 $   500,040      $   321,180      $   311,650

  Accounts Payable                                  706,320          541,590          565,030

  Accrued Liabilities                             1,096,200        1,069,680        1,010,580

                                                -----------      -----------      -----------
    Total Current Liabilities                     2,302,560        1,932,450        1,887,260

Long-Term Debt                                    3,836,280        4,316,470        3,964,340

Deferred Taxes and Other                            657,150          507,670          246,760

                                                -----------      -----------      -----------
    Total Liabilities                             6,795,990        6,756,590        6,098,360


SHAREHOLDERS' EQUITY                              5,404,590        5,293,840        5,335,630

                                                -----------      -----------      -----------
    Total Liabilities and Shareholders' Equity  $12,200,580      $12,050,430      $11,433,990
                                                ===========      ===========      ===========


                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
      EXCLUDING EFFECT OF ACQUISITIONS, DIVESTITURES & CURRENCY TRANSLATION
                                 (IN THOUSANDS)




                                                                Three Months Ended September 30
                                                                -------------    --------------
                                                                     2003              2002
                                                                -------------    --------------
Consolidated Net Sales, as reported                             $   2,917,900    $    2,446,700

   - Acquisitions                                                    (272,100)          (49,850)

   - Divestitures (A)                                                       -              (840)

                                                                -------------    --------------
Consolidated Net Sales (excl. acquisitions & divestitures)      $   2,645,800    $    2,396,010
                                                                =============    ==============


North American Net Sales, as reported                           $   2,369,130    $    2,042,700

   - Acquisitions                                                    (171,700)          (49,850)

   - Divestitures (A)                                                       -              (840)

                                                                -------------    --------------
North American Net Sales (excl. acquisitions & divestitures)    $   2,197,430    $    1,992,010
                                                                =============    ==============


International Net Sales, as reported                            $     548,770    $      404,000

   - Acquisitions                                                    (100,400)                -

   - Divestitures                                                           -                 -

                                                                -------------    --------------
International Net Sales (excl. acquisitions & divestitures)           448,370           404,000

   - Currency Translation                                             (43,610)                -

                                                                -------------    --------------
Int'l Net Sales (excl. acquisitions, divestitures & currency)   $     404,760    $      404,000
                                                                =============    ==============




(A) Refers to divestitures completed prior to January 1, 2003. Divestitures completed subsequent to January 1, 2003 are considered discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The sales of discontinued operations are not included in the Company's net sales, as reported, for any period presented.

The Company presents information comparing results from one period to another excluding the results of businesses acquired or disposed of in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current year. The Company presents this information in order to assess how the underlying businesses performed before taking into account currency fluctuations.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT, NET INCOME AND EARNINGS
                                PER COMMON SHARE
                          YEAR ENDED DECEMBER 31, 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                     OPERATING            NET
                                                      EPS              PROFIT           INCOME
                                                   ----------       -----------       -----------
As reported                                        $     1.15       $ 1,301,600       $   589,700

Litigation Charge, Net                                   0.18           146,800            92,300

Charge for Goodwill Impairment                           0.18                              92,400

(Income) from Planned Disposition of Business           (0.02)          (15,600)           (9,800)

Impairment Charge for Non-Operating Assets               0.03                              15,100

                                                   ----------       -----------       -----------
As reconciled                                      $     1.52       $ 1,432,800       $   779,700
                                                   ==========       ===========       ===========

                                MASCO CORPORATION
      GAAP RECONCILIATION OF NET OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)




                                                                             LAST TWELVE MONTHS    LAST TWELVE MONTHS
                                                                             SEPTEMBER 30, 2003    SEPTEMBER 30, 2002
                                                                             ------------------    ------------------
Net Operating Profit, Excluding Discontinued Operations                      $        1,550,660    $        1,138,570

Amortization of Goodwill                                                                      -                23,040
                                                                             ------------------    ------------------

Net Operating Profit, Excluding Amortization of Goodwill                              1,550,660             1,161,610

(Income) from Planned Disposition of Business                                           (15,630)                    -

(Income) Charge for Litigation Settlement, Net                                          (90,320)              166,000
                                                                             ------------------    ------------------

Net Operating Profit, As Reconciled                                          $        1,444,710    $        1,327,610
                                                                             ==================    ==================



                                                                             SEPTEMBER 30, 2003    SEPTEMBER 30, 2002
                                                                             ------------------    ------------------
Shareholders' Equity, As Reported                                            $        5,404,590    $        5,335,630

(Income) from Planned Disposition of Business (net of tax)                               (9,800)                    -

(Income) Charge for Litigation Settlement, Net (net of tax)                             (57,200)              104,400
                                                                             ------------------    ------------------

Shareholders' Equity, As Reconciled                                          $        5,337,590    $        5,440,030
                                                                             ==================    ==================


                                MASCO CORPORATION
                   OPERATING PROFIT AND MARGINS AS RECONCILED
                              (DOLLARS IN MILLIONS)





                                              Three Months Ended September 30
                                              -------------------------------
                                                   2003              2002
                                              --------------    -------------
Operating Profit - as reported                $  479   16.4%    $  246  10.0%

Charges For United Kingdom Businesses:

   Decorative Architectural Products              35                 -

   Plumbing Products                               7                 -

Behr Litigation (Income) Charge                  (58)              166

                                              ------            ------
Operating Profit - as Reconciled              $  463   15.9%    $  412  16.8%
                                              ======            ======




                               MASCO CORPORATION
               DISCONTINUED OPERATIONS - SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)


                                                Three Months Ended              Months Ended
                                                   September 30                 September 30
                                               --------------------         --------------------
                                                 2003        2002             2003         2002
                                               --------     -------         --------     --------
Net Sales                                      $ 67,970     $71,290         $198,030     $203,770
                                               ========     =======         ========     ========

Income Before Income Taxes                     $  5,650     $ 9,830         $ 20,910     $ 21,220
Gain on Disposal of Discontinued Operations      90,530           -           90,530            -
Income Taxes                                    (38,920)     (3,730)         (44,540)      (8,080)
                                               --------     -------         --------     --------
Income From Discontinued Operations            $ 57,260     $ 6,100         $ 66,900     $ 13,140
                                               ========     =======         ========     ========
